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				      	Securities Purchased in Underwritings Involving Transactions with
					              	Donaldson, Luftkin, & Jenrette Securities Corporation
					          Subject to Rule 10f-3 Under the Investment Company Act of 1940
					    10f-3 TRANSACTIONS FOR THE PERIOD JANUARY 1, 2000 THROUGH JUNE 30, 200

                    								ALLIANCE HEALTH CARE FUND

											  	                                                 	% of
  										                                 Shares	   Total	  Offering
                                     Price 	Purchased  Shares  Purchased					         Shares
          		     Date	    	Shares		  per   	by Fund  	 offered   	By     	Purchased			Held
Security*	    		Purchased  Purchased	Share	  	Group    (000)	   Group(1)   	From				  6/30/00

Sequenom                                                                  SBC
Industrial                                                                Warburg
Genomics       	1/31/00	  	4,000	  	 26.00	 39,000  		11,500 	 0.34% 		   Securities		0

Sequenom                                                                  SBC
Industrial                                                                Warburg    	0
Genomics        1/03/00    200       26.00  39,000    11,500   0.34       Securities

                                                                          Lewco
                                                                          Securities
                                                                          AGT
Landacorp                                                                 Hambrecht &
Inc.            2/09/00    500       10.00  5,900     3,500   0.17%       Quist       0

Diversa                                                                   Bear Steams
Corporation    	2/14/00	   4,000   		24.00 	26,100   	7,250	 	0.36%	  	   & Co. Inc.	 0

Diversa                                                                   Bear Steams
Corporation	   	2/14/00		  400	     	24.00	 26,100  	 7,250   0.36% 		    & Co. Inc.			0

Intrabiolics                                                             DB Clearing
Pharmaceuticals	3/28/00	 	 1,700	  	 15.00	 13,800	  	7,500  	0.18%  		  Services		     0

Genomic                                                                  Warburg Dilton
Solutions      	5/5/00 	  	80,400	   	8.00	 401,400  	7,000	 	5.73%		   Read LLC	       0

*Unless otherwise indicated, the securities were part of an issue registered under the
 Securities Act of 1933 and offered to the public."

**Indicates the purchase of an Eligible Rule 144A Security

1) Purchases by all Alliance Funds, including the Fund, may not exceed:

    a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the prinicipal amount of the offering of such class; or

    b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.

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